EXHIBIT (2)(h)(2)

FORM OF DEALER AGREEMENT

John Hancock Investment Management Distributors LLC

200 Berkeley Street

Boston, Massachusetts 02116

__________, 2021

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

RE: At-the-Market Offerings by John Hancock Financial Opportunities Fund

Ladies and Gentlemen:

From time to time John Hancock Investment Management Distributors LLC (the “Manager”, “we” or “us”) will act as manager of registered at-the-market offerings by John Hancock Financial Opportunities Fund, a Massachusetts business trust (the “Fund”), of up to __________ common shares (the “Shares”) of beneficial interest, with no par value, of the Fund (the “Common Shares”). In the case of such offerings, the Fund has agreed with the Manager to issue and sell through or to the Manager, as sales agent and/or principal, the Shares.

We hereby agree to retain UBS Securities LLC (the “Dealer” or “you”) as a sub- placement agent with respect to the offerings of the Shares to be issued and sold by the Fund (the “Offerings”), and you agree to act in such capacity, all upon, and subject to, the terms and conditions set forth below:

SECTION 1. Description of Offerings.

(a)       The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Fund and the Manager on any day (each, an “Offering Date”) that is a trading day for the exchange on which the Fund’s Shares are listed and primarily trade (the “Stock Exchange”) (other than a day on which the Stock Exchange is scheduled to close prior to its regular weekday closing time). Promptly after the Fund and the Manager have determined the maximum amount of the Shares to be sold by the Manager for any Offering Date, the Manager shall advise the Dealer of such amount, which shall not in any event exceed the amount available for issuance under the currently effective Registration Statement (as defined below). Subject to the terms and conditions hereof, the Dealer shall use its reasonable best efforts to sell all of the Shares designated in accordance with the plan of distribution set forth in the Prospectus Supplement (as defined below). The gross sales price of the Shares sold under this Section 1(a) shall be the market price at which the Dealer sells such Shares.

(b)       Notwithstanding the foregoing, the Manager may instruct the Dealer by telephone (confirmed promptly by e-mail or telecopy) not to sell the Shares if such sales cannot be effected at or above a price agreed to by the Fund and the Manager with respect to

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such Shares. In addition, the Manager may, upon notice to the Dealer by telephone (confirmed promptly by e-mail or telecopy), suspend the offering of the Shares at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(c)       The Dealer agrees not to make any sales of the Shares on behalf of the Manager pursuant to this Section 1, other than through transactions for which compliance with Rule 153 under the Securities Act of 1933, as amended (the “Securities Act”), will satisfy the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

(d)       The compensation to the Dealer, as a sub-placement agent of the Manager, for each sale of the Shares pursuant to this Section 1, shall be the Applicable Selling Agent Commission with respect to the Shares sold, multiplied by the Gross Sales Proceeds, as further described in the Addendum to this Agreement. The Dealer shall not be responsible for any fees imposed by any governmental or self-regulatory organization on the Fund or the Manager in respect of such sales. The compensation to the Manager, as manager of registered at-the-market offerings by the Fund, for each sale of the Shares pursuant to this Section 1, before any fees imposed by any governmental or self-regulatory organization on the Fund or the Manager in respect of such sales, shall be the Manager Retention with respect to the Shares sold, multiplied by the Gross Sales Proceeds, as further described in the Addendum to this Agreement.

(e)       The Dealer shall provide written confirmation to the Manager following the close of trading on the Stock Exchange on each Offering Date setting forth for each sale the number of Shares sold, the time of sale, the Gross Sales Price per Share, the compensation payable to the Manager with respect to such sales, and the compensation payable by the Manager to the Dealer with respect to such sales.

(f)       Settlement for sales of the Shares pursuant to this Section 1 will occur on the second business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Dealer for settlement on such date shall be delivered by the Manager to the Dealer against payment of the Gross Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the Dealer’s account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Manager. If the Manager shall default on its obligation to deliver the Shares on any Settlement Date, subject to the terms of Section 4 herein, the Manager shall (A) hold the Dealer harmless against any reasonable loss, claim or damage arising from or as a result of such default by the Manager and (B) pay the Dealer any commission to which it would otherwise be entitled absent such default. If the Dealer breaches this Agreement by failing to deliver proceeds on any Settlement Date for the Shares delivered by the Manager, the Dealer will pay the Manager interest based on the effective overnight Federal Funds rate.

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(g)       In connection with this Agreement and the Offerings, the Manager shall provide to the Dealer, at the Dealer’s request no more than once per calendar quarter, (i) a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the President, an Executive Vice President or a Senior Vice President of the Manager to the effect that (A) the representations and warranties of the Manager in this Agreement are true and correct with the same force and effect as though expressly made at and as of the date thereof and the Manager has performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date thereof, (B) to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission (the “Commission”) and (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or development involving a prospective material adverse change to the business, properties, financial condition or results of operations of the Fund; (ii) a certificate signed by the Secretary or Assistant Secretary of the Manager relating to authorization, capacity and incumbency matters; and (iii) such other certificates and documents related to the Offerings at the Dealer’s reasonable request.

SECTION 2. Representations and Warranties by the Manager. The Manager represents, warrants to and agrees with the Dealer, as of the date hereof and as of each Offering Date and Settlement Date, that:

(a)       An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form N-2 (File Nos. __________ and 811-08568) (the “Registration Statement”) (i) has been prepared by the Fund in conformity with the requirements of the Securities Act and the rules and regulations thereunder the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “1940 Act”); and (ii) has been filed with the Commission under the Securities Act and the 1940 Act; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Fund; the Registration Statement, including any amendments thereto, became effective upon filing; no stop order of the Commission preventing or suspending the use of any Basic Prospectus (as defined below), the Prospectus Supplement (as defined below) or the Prospectus (as defined below), or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Fund’s knowledge, are contemplated by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means, collectively, the various parts of the Registration Statement, as amended at the time of effectiveness for purposes of Section 11 of the Securities Act (the “Effective Time”), as such section applies to the Manager, including (1) all documents filed as a part thereof or incorporated or deemed deemed pursuant to Rule 430B or Rule 430C under the Securities Act to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424 under the Securities Act, to the extent such information is deemed to be part of the registration statement at the Effective Time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, “Basic Prospectus,” as used herein, means the final prospectus filed as part of the Registration Statement, including the related Statement of Additional

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Information, together with any amendments or supplements thereto as of the date of the Agreement, “Prospectus Supplement,” as used herein, means the final prospectus supplement, including the related statement of additional information, relating to the Shares, filed by the Fund with the Commission pursuant to Rule 424 under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Fund to the Manager in connection with the offering of the Shares, “Prospectus,” as used herein, means the Prospectus Supplement and the then-issued Issuer Free Writing Prospectus(es) (as defined below) together with the Basic Prospectus attached to or used with the Prospectus Supplement, and “Issuer Free Writing Prospectus,” as used herein, means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares, including without limitation any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that (1) is required to be filed with the Commission by the Fund, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Fund’s records pursuant to Rule 433(g) under the Securities Act Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

(b)       The Fund is duly registered under the 1940 Act as a closed-end management investment company. A notification of registration of the Fund as an investment company under the 1940 Act on Form N-8A (the “1940 Act Notification”) has been prepared by the Fund in conformity with the 1940 Act and has been filed with the Commission and, at the time of filing thereof and at the time of filing any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them). No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended and the rules and regulations thereunder.

(c)       The Registration Statement, the 1940 Act Notification, the Prospectus and any Issuer Free Writing Prospectus, as from time to time amended or supplemented, each complied when it became effective or was filed, complies as of the date hereof and, as amended or supplemented, will comply, at each time of purchase of Shares in connection with each Offering and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act and the 1940 Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the 1940 Act Notification did not, as of the Effective Time, contain an untrue statement of a material fact or

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omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the later of each time of purchase of Shares in connection with each Offering, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as from time to time amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, as of its issue date, as of each time of purchase of Shares in connection with each Offering and during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends at the later of each time of purchase of Shares in connection with each Offering, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, did not and will not include any information that conflicts with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; provided, however, that the Manager does not make any representation or warranty with respect to any statement contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning the Dealer and furnished in writing by the Dealer or on the Dealer’s behalf to the Manager or the Fund expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus. The Dealer confirms that [(i) the Dealer’s name on the front cover and under the headings “Prospectus Supplement Summary—The Offering” and “Plan of Distribution” in the Prospectus Supplement and (ii) the [_____] paragraph under the heading “Plan of Distribution” of the Prospectus Supplement] was the only information furnished in writing to the Manager and the Fund by or on behalf of the Dealer expressly for use in the Prospectus.

(d)       The financial statements incorporated by reference in the Registration Statement or the Prospectus, together with the related notes and schedules, present fairly the financial position of the Fund as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Fund for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act, the 1940 Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in conformity in all material respects with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Fund; there are no financial statements that are required to be included or incorporated by reference in the Registration Statement, any Basic Prospectus or the Prospectus that are not included or incorporated by reference as required; the Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

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(e)       As of the date of this Agreement, the Fund has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Basic Prospectus and the Prospectus entitled “The Fund” and “Description of Capital Structure,” and, with respect to any issuance and sale under this Agreement, the Fund shall have as of the date of the most recent amendment or supplement to the Registration Statement or Prospectus, an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “The Fund” and “Description of Capital Structure;” all of the issued and outstanding shares of capital stock, including the Common Shares, of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described below and in the Registration Statement), have been issued in material compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares will be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Stock Exchange.

(f)       The Fund has been duly formed, is validly existing and is in good standing as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust” under the laws of The laws of the Commonwealth of Massachusetts, with full power and authority to own, lease and operate and conduct its business as described in the Registration Statement, the Basic Prospectuses and the Prospectus, and to issue, sell and deliver the Shares as contemplated herein. The Fund is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition or results of operations of the Fund (a “Material Adverse Effect”), (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of Common Shares from the Stock Exchange (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(g)       The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable (except as described below and in the Registration Statement) and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Fund’s Declaration of Trust or bylaws or any agreement or other instrument to which the Fund is a party. The capital stock of the Fund, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, any Basic Prospectus or the Prospectus; and the certificates for the Shares, if any, are in due and proper form. The Fund is in material compliance with the rules of the Stock Exchange, including, without limitation, the requirements for continued listing of the Common Shares on the Stock Exchange and the Fund has not received any notice from the Stock Exchange regarding the delisting of the Common Shares from the Stock Exchange.

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(h)       The Manager has full corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Manager. This Agreement constitutes a valid and binding agreement of the Manager and is enforceable against the Manager in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(i)       No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Stock Exchange), or approval of the stockholders of the Fund, is required in connection with the issuance and sale of the Shares or the consummation by the Fund of the transactions contemplated hereby, other than (i) the registration of the Shares under the Securities Act and the 1940 Act, which has been effected, (ii) the listing of the Shares with the Stock Exchange, upon official notice of issuance, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Manager or (iv) any necessary qualification under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(j)       (j) Prior to the execution of the Distribution Agreement, the Fund has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Fund will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, or any Issuer Free Writing Prospectus to which the Manager and the Dealer have consented; and the Fund is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

SECTION 3. Additional Covenants.

(a)       The Dealer hereby confirms that it is actually engaged in the investment banking and securities business and is a member in good standing with FINRA and hereby agrees that it will undertake to comply with all applicable FINRA rules (as amended from time to time, including, without limitation, any successor provision) in connection with acting as sub- placement agent for the sale of the Shares. The Dealer further agrees that in acting as sub-placement agent for the sale of the Shares, it will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, and the applicable rules and regulations of any state or any securities exchange or self-regulatory organization having jurisdiction over the relevant Offering.

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(b)       The Dealer hereby agrees that in acting as sub-placement agent for the sale of the Shares, it will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the Securities Act) concerning any Offering, other than the Prospectus or any Issuer Free Writing Prospectus to which the Manager and the Dealer have consented. The Dealer further agrees that in acting as sub-placement agent for the sale of the Shares, it is not authorized by the Manager or the Fund or any other seller of the Shares offered pursuant to the Prospectus to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Shares.

(c)       The Manager shall not be under any obligation to the Dealer except for obligations assumed hereunder or in writing by the Manager in connection with any Offering. Nothing contained herein or in any communication in writing from us shall constitute the Manager and the Dealer an association or partners with one another. If such parties should be deemed to constitute a partnership for Federal income tax purposes, then the Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with that election. The Dealer authorizes the Manager, in its discretion, to execute and file on its behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, each party shall be liable for its proportionate amount of any tax, claim, demand or liability that may be asserted against it alone, based upon the claim that either of them constitutes an association, an unincorporated business or other entity, including, in each case, its proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(d)       The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

(e)       The Dealer shall at all times comply with the offering requirements as set forth under the heading “Plan of Distribution” in the Prospectus.

(f)       The Fund shall use its best efforts to list, subject to official notice of issuance, the Shares on the Stock Exchange and to maintain such listing.

SECTION 4. Indemnification and Contribution.

(a)       The Manager agrees to indemnify, defend and hold harmless the Dealer, its partners, directors and officers, and any person who controls the Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any reasonable loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Dealer or any such person may incur under the Securities Act, the 1940 Act, the Exchange Act, the common law

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or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any material breach of any representation, warranty, covenant or agreement of the Manager contained in this Agreement, (ii) any material violation by the Manager of any law, rule or regulation (including any rule of any self-regulatory organization) applicable to the Offerings, or (iii) any untrue statement of a material fact appearing in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except to the extent such statements were provided in writing by the Dealer for inclusion in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Dealer Provided Information.

(b)       The Dealer agrees to indemnify, defend and hold harmless the Manager, the Fund, their partners, trustees, directors and officers, and any person who controls the Manager or the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Manager or any such person may incur under the Securities Act, the 1940 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any material breach of any representation, warranty, covenant or agreement of the Dealer contained in this Agreement or (ii) any material violation by the Dealer of any law, rule or regulation (including any rule of any self-regulatory organization), or (iii) any untrue statement or omission made in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Dealer Provided Information.

(c)       An indemnified person under Section 4 of this Agreement (the “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) of any loss, damage, expense, liability or claim in respect of which the Indemnifying Party has a duty to indemnify such Indemnified Party under Section 4(a) or (b) of this Agreement (a “Claim”), specifying in reasonable detail the nature of the loss, damage, expense, liability or claim for which indemnification is sought, except that any delay or failure so to notify such other party shall only relieve such other party of its obligations hereunder to the extent, if at all, that you are actually prejudiced by reason of such delay or failure.

(d)       If a Claim results from any action, suit or proceeding brought or asserted against an Indemnified Party, the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in such action, suit or proceeding and participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party has failed within a reasonable time to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party and such Indemnified Party shall have been advised by its counsel that representation of such Indemnified Party and Indemnifying Party by the same counsel would be inappropriate under

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applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between the Indemnifying Party and the Indemnified Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Party). It is understood, however, that the Indemnifying Party shall, in connection with any one action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties not having actual or potential differing interests with the Indemnifying Party or among themselves, which firm shall be designated in writing by an authorized representative of such parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. The Indemnifying Party shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss, liability, damage or expense by reason by such settlement or judgment.

(e)       With respect to any Claim not within Paragraph (d) of Section 4 hereof, the Indemnifying Party shall have 20 days from receipt of notice from the Indemnified Party of such Claim within which to respond thereto. If the Indemnifying Party does not respond within such twenty-day period, it shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Claim. If the Indemnifying Party notifies the Indemnified Party within such twenty-day period that it rejects such Claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party under applicable law.

(f)       If the indemnification provided for in this Section 4 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnified Party and its Affiliates (treated jointly as one person for this purpose), on the one hand, and the Indemnifying Party and its Affiliates, on the other hand, from the offering of the Shares; or (ii) if, but only if, the allocation provided for in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnified Party and its Affiliates (treated jointly as one person for this purpose), on the one hand, and of the Indemnifying Party and its Affiliates, on the other, in connection with any statements or omissions or other matters which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Indemnified Party and its Affiliates (treated jointly as one person for this purpose), on the one hand, and the Indemnifying Party and its Affiliates, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the Offering received by each such party and its Affiliates bear to the aggregate public offering price of the Shares. The relative fault of the parties and their Affiliates shall be determined by reference to, among other things, whether the untrue

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statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party or its Affiliate, on one hand, or by the other party or its Affiliate on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(g)       The parties agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (f) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h)       The indemnity and contribution agreements contained in this Section 4 and the covenants, warranties and representations of the parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Manager, its directors or officers or any person who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 5. Representations and Agreements to Survive Delivery. The representations, warranties, covenants and agreements of the parties contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 4 hereof, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any party or any person controlling any party, or their directors or officers, (ii) acceptance of any Shares and payment therefor and (iii) any termination of this Agreement.

SECTION 6. Termination.

(a)       This Agreement shall continue in full force and effect until terminated by either party by thirty days’ written notice to the other; provided, that if this Agreement has become effective with respect to any Offering pursuant to this Agreement, this Agreement may not be terminated by either party with respect to such Offering.

(b)       This Agreement shall remain in full force and effect unless terminated pursuant to Section 6(a) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4 and Section 5 shall remain in full force and effect.

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(c)       Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Dealer, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 1 of this Agreement.

SECTION 7. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, it shall be sufficient in all respects if delivered or sent to:

John Hancock Investment Management Distributors LLC
200 Berkeley Street
Boston, Massachusetts 02116
Attn: Andrew Arnott

with a copy for information purposes to:

John Hancock Investment Management Distributors LLC

200 Berkeley Street

Boston, Massachusetts 02116
Attn: General Counsel

and if to the Dealer, it shall be sufficient in all respects if delivered or sent to:

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Attn: Saawan Pathange

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 8. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Manager, the Fund, and the Dealer and to the extent provided in Section 4 of this Agreement the controlling persons, trustees, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 9. No Fiduciary Relationship. The Manager hereby acknowledges that the Dealer is acting solely as sub-sales agent in connection with the sale of the Shares and that the Dealer is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis, and in no event do the parties intend that the Dealer act or be responsible as a fiduciary to the Manager or the Fund, their respective management, stockholders or creditors, or any other person in connection with any activity that the Dealer may undertake or have undertaken in furtherance of the sale of the Shares, either before or after the date hereof.

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SECTION 10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 11. Counterparts; Heading. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 12. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim “), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Manager and the Dealer consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Manager and the Dealer hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager and the Dealer (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Manager and the Dealer agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Manager and the Dealer and may be enforced in any other courts to the jurisdiction of which the Manager or the Dealer is or may be subject, by suit upon such judgment.

SECTION 14. Successors and Assigns. This Agreement shall be binding upon the Manager and the Dealer and their successors and assigns and any successor or assign of any substantial portion of the Manager’s and the Dealer’s respective businesses and/or assets.

If the foregoing correctly sets forth the understanding between the Manager and the Dealer, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Manager and the Dealer. Alternatively, the execution of this Agreement by the Manager and the acceptance by or on behalf of the Dealer may be evidenced by an exchange of telegraphic or other written communications.

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Very truly yours, JOHN HANCOCK INVESTMENT MANAGEMENT DISTRIBUTORS LLC
By:
Name:	Jeffrey H. Long
Title:	Chief Financial Officer

UBS SECURITIES LLC

(as sub-placement agent)

By:
Name:
Title:

By:
Name:
Title:
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ADDENDUM
TO

DEALER AGREEMENT

BETWEEN

JOHN HANCOCK INVESTMENT MANAGEMENT DISTRIBUTORS LLC

AND

UBS SECURITIES LLC

Compensation payable to the Dealer for acting as a sub-placement agent on behalf of the Manager with respect to a specified sale of Shares pursuant to this Agreement shall be determined by multiplying the Gross Sales Proceeds by the Applicable Selling Agent Commission as set forth in the table below:

Gross Sales Commission	Manager Retention	Applicable Selling Agent Commission
1.00%	0.20%	0.80%

Where:

“Gross Sales Proceeds” with respect to each sale of Shares shall be the Gross Sales Price multiplied by the number of Shares sold;

“Gross Sales Price” with respect to each sale of Shares sold pursuant to this Agreement shall be the gross sales price per share of such Shares.

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